UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2025

The Timken Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Mt. Pleasant St. NW North Canton, Ohio	44720
(Address of Principal Executive Offices)	(Zip Code)

(234) 262-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, without par value	TKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, The Timken Company (the “Company”) announced that the Company and Tarak B. Mehta, the President and Chief Executive Officer of the Company, had mutually agreed that Mr. Mehta would depart from the Company, including resigning as a member of the Company’s Board of Directors (the “Board”), effective immediately.

The Company also announced that the Board had appointed Richard G. Kyle as the interim President and Chief Executive Officer of the Company, effective immediately. Mr. Kyle, age 59, currently serves as a member of the Board and previously acted as Advisor to the CEO of the Company from September 2024 until his retirement in February 2025 after having previously served as President and Chief Executive Officer of the Company from 2014 to 2024. Mr. Kyle joined the Company in 2006 and served in multiple leadership roles of increasing responsibility during his initial tenure with the Company.

Mr. Kyle will be entitled to receive the following compensation in connection with his service as interim President and Chief Executive Officer of the Company: annual base salary of $1.2 million; a deferred share award with an aggregate grant date value of $9.0 million; and two performance-based restricted stock unit awards (“PRSUs”) with a combined aggregate grant date value of $3.3 million. To vest in the deferred shares and PRSUs, Mr. Kyle will generally be required to remain employed with the Company until the earlier of February 15, 2026 or two months after the date of hire of his successor to assist with the transition. In addition, vesting of the PRSUs will be subject to achievement of specified performance objectives. Mr. Kyle also will be eligible to participate in the Company’s other standard benefits and perquisites for its executive officers, other than short-term and long-term incentive plans, any severance benefit arrangement or deferred compensation plan.

In connection with his departure from the Company, Mr. Mehta has entered into a settlement agreement with the Company (the “Settlement Agreement”) that will include a general release of claims in favor of the Company and its affiliates. The departure was not due to any misconduct. Mr. Mehta will be entitled to receive a cash payment of $9.25 million pursuant to the terms of the Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

March 31, 2025	By	/s/ Hansal N. Patel
Hansal N. Patel
Executive Vice President, General Counsel & Secretary